Exhibit 10.1
OUTFRONT Media Inc.
Restricted Share Units Certificate
(Performance-Based with Time-Vesting)
Granted under the OUTFRONT Media Inc. Omnibus Stock Incentive
Plan (as amended and restated as of June 10, 2019)
DATE OF GRANT:
This certifies that OUTFRONT Media Inc., a Maryland corporation (the “Company”) has granted to the employee named on the OUTFRONT Media Stock Plans webpage (the “Participant”) on the date indicated above (the “Date of Grant”), the number of Restricted Share Units, corresponding to the Company’s Common Stock, listed under the Restricted Shares and Units Award Listing tab of the OUTFRONT Media Stock Plans webpage (the “Target Award”), under the Company’s Omnibus Stock Incentive Plan, as amended from time to time, all on the Terms and Conditions attached hereto.

Chief Executive Officer

If there is a discrepancy between the OUTFRONT Media Stock Plans webpage and the official records maintained by the office of the Executive Vice President, Chief Human Resources Officer, the official records will prevail.

OUTFRONT Media Inc.
Terms and Conditions to the Restricted Share Units Certificate (Performance Based with Time-Vesting)
Granted under the OUTFRONT Media Inc. Omnibus Stock Incentive Plan (As amended and restated as of June 10, 2019)
ARTICLE I
TERMS OF RESTRICTED SHARE UNITS

Section 1.1Grant of Restricted Share Units. OUTFRONT Media Inc., a Maryland corporation (the “Company”), has awarded the Participant Restricted Share Units (the “RSUs”) under the OUTFRONT Media Inc. Omnibus Stock Incentive Plan (as amended and restated as of June 10, 2019) (the “Plan”). The RSUs have been awarded to the Participant subject to the terms and conditions contained in (a) the certificate for the grant of RSUs attached hereto (the “Restricted Share Units Certificate”), (b) the terms and conditions contained herein (the Restricted Share Units Certificate and the terms and conditions, collectively, the “Certificate”) and (c) the Plan, the terms of which are hereby incorporated by reference (the items listed in (a), (b), and (c), collectively, the “Terms and Conditions”). A copy of the Plan has been or will be made available to the Participant on-line at Morgan Stanley’s website.
Capitalized terms that are not otherwise defined herein have the meanings assigned to them in the Restricted Share Units Certificate or the Plan.
Section 1.2Terms of RSUs.
(a)Determination of Number of RSUs Eligible for Vesting and Settlement. Subject to the terms and conditions hereof, the Committee shall establish a performance goal for the RSUs based on the weighted average achievement of a combination of (i) the percentage of budgeted OIBDA actually achieved for calendar year 2021; and (ii) the percentage of budgeted Adjusted Funds From Operations (“AFFO”) actually achieved for calendar year 2021, with such weighted average achievement calculated by allocating a 75% weighting to OIBDA and a 25% weighting to AFFO (the “Performance Goal”), subject to adjustment pursuant to Section 2.1 or 2.2 hereof, for calendar year 2021 (the “Performance Period”). As of the last day of the Performance Period, subject to Section 1.2(f) and Section 1.3, the Company’s degree of achievement (expressed as a percentage) of the Performance Goal will be considered in the calculation of the number of RSUs earned pursuant to Section 1.2 and eligible for vesting and settlement pursuant to Sections 1.2(b), 1.2(c) and 1.2(e), determined in accordance with the following schedule:
(i)If the Company achieves less than 80% of the Performance Goal for the Performance Period, the RSUs will be forfeited;
(ii)If the Company achieves 80% of the Performance Goal for the Performance Period (“Minimum Threshold Performance”), the number of RSUs will be equal to 60% of the Target Award;

(iii)If the Company achieves 100% of the Performance Goal for the Performance Period, the number of RSUs will be equal to the Target Award; and
(iv)If the Company achieves 110% or more of the Performance Goal for the Performance Period, the number of RSUs will be equal to 120% of the Target Award.
For achievement at an intermediate point between 80% and 100% or between 100% and 110%, the number of RSUs eligible for vesting and settlement pursuant to Sections 1.2(b), 1.2(c) and 1.2(e) will be interpolated on a straight-line basis between the respective numbers of RSUs at such percentages. Fractional RSUs will be rounded to the next highest whole RSU.
(b)Vesting. Subject to Sections 1.2(e) and 1.3, the number of RSUs earned pursuant to Section 1.2(a) (after taking into account any reductions pursuant to Section 1.2(f)) shall vest in three equal installments on each of the first three anniversaries of the Date of Grant (each, a “Vesting Date”), subject to the Committee certifying that at least Minimum Threshold Performance has been achieved. Any fractional RSUs resulting from the application of the foregoing vesting schedule will be aggregated and will vest on whichever of such vesting dates as shall be determined by the Company in accordance with its customary procedures. Notwithstanding anything to the contrary in Section 1.2(e) but subject to Section 1.2(f) and Section 1.3, unless the Committee determines that at least Minimum Threshold Performance has been achieved, the number of RSUs earned pursuant to Section 1.2 will not vest, and will be immediately cancelled in their entirety and the Participant’s rights with respect to such RSUs will cease.
(c)Settlement. Within ten (10) business days after the date each installment (or all) of the RSUs vests, that installment (or all) of the vested RSUs shall be settled in shares of Common Stock, which may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration; provided, however, that the RSUs scheduled to vest on the first anniversary of the Date of Grant will be settled between January 1st and March 15th of the calendar year following the end of the Performance Period, unless the first anniversary of the Date of Grant occurs after such settlement period, in which case the RSUs will be settled not later than March 15th of the calendar year following the calendar year in which the first anniversary of the Date of Grant occurs; provided, further, that such shares shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable. (The Company currently does not issue share certificates for the Common Stock.) Notwithstanding the foregoing, if the RSUs constitute deferred compensation under Section 409A of the Code and if the event that causes the RSUs to vest is a Change in Control that does not constitute a change of control for purposes of Section 409A of the Code, payment will be made on the next date or event under the Certificate that constitutes a permissible payment date or event under Section 409A of the Code. The Company will settle vested RSUs by delivering the corresponding number of shares of Common Stock (less any shares withheld to satisfy Tax-Related Items) to the Participant’s equity compensation account maintained with Morgan Stanley (or its successor as service provider to the Company’s equity compensation plans). Following settlement, the Participant may direct Morgan Stanley (or its successor) to sell some or all of such shares, may leave such shares in such equity compensation account or may transfer them to an account that the Participant maintains with a bank or broker by following the instructions made available to the Participant by the Company.
(d)Dividend Equivalents. Dividend Equivalents shall accrue on the RSUs until the RSUs are vested and settled. Dividend Equivalents will be subject to the same vesting and forfeiture conditions as the underlying RSUs on which the Dividend Equivalents were accrued. The Company shall maintain a bookkeeping record that credits the dollar amount of the Dividend Equivalents to the Participant’s account on the date that it pays such regular cash dividends on shares of Common Stock; provided, however, that if the vesting date occurs after the record date but prior to the payment date, the bookkeeping record that credits the dollar amount of the Dividend Equivalents to the Participant’s account shall be recorded on the vesting date. At the time when the RSUs underlying Dividend Equivalents vest, accrued Dividend Equivalents that have been credited to the Participant’s account with respect to such corresponding RSUs shall be settled in shares of Common Stock (reduced by amounts necessary to satisfy Tax-Related Items) determined by dividing (i) the aggregate amount credited in respect of such Dividend Equivalents by (ii) the Fair Market Value of a share of the Common Stock on the vesting date in a manner consistent with Section 1.2(c); provided, however, that if a dividend payment date occurs between the time at which the RSUs have vested but not yet been settled, the Dividend Equivalents payable with respect to such vested RSUs shall be paid in cash (reduced by amounts necessary to satisfy Tax-Related Items) as soon as practicable following the dividend payment date, but in no event later than March 15th of the calendar year following the calendar year in which the RSUs vest. Dividend Equivalents shall be accrued and paid with respect to the actual number of RSUs determined in accordance with Section 1.2(a) or Section 1.3, which number of RSUs may be higher, lower or equal to the Target Award (but in no event may such number of RSUs exceed 120% of the Target Award). Any fractional shares shall be paid in cash (reduced by amounts necessary to satisfy Tax-Related Items). Accrued Dividend Equivalents that have been credited to the Participant’s account will not be paid with respect to any RSUs that do not vest and are cancelled. Dividend Equivalents will not be credited with any interest or other return between the date they accrue and the date they are paid to the Participant.
(e)Termination of Employment.
(i)If, at the time of his or her termination of employment, the Participant is a party to an employment agreement with the Company or one of its Subsidiaries that contains provisions different from those set forth in Section 1.2(e)(ii), then such different provisions will control so long as they are in effect and applicable to the Participant at the time of his or her termination of employment. In the event that any such provision would cause the RSUs to be subject to the requirements of Section 409A, the settlement of the RSUs shall also comply with Section 3.5 hereof.
(ii)Otherwise, in the event that the Participant’s employment with the Company and its Subsidiaries terminates: (A) due to the Participant’s death or Permanent Disability before the RSUs have vested in accordance with Section 1.2(b) hereof, then the unvested RSUs (and all unvested Dividend Equivalents accrued thereon) shall immediately vest and be settled in accordance with Section 1.2(c) hereof; provided that if the unvested RSUs remain subject to the performance-based vesting condition described in Section 1.2(a) on the date of the Participant’s termination of employment due to death or Permanent Disability, the unvested RSUs shall instead vest if and to the extent the Committee certifies that the Performance Goal relating to such unvested RSUs has been met following the end of the Performance Period; provided, further, that if a Change in Control occurs after the date of the Participant’s termination of employment due to death or Disability but prior to the end of the Performance Period, then the number of RSUs equal to the Target Award shall immediately vest; or (B) for any reason other than due to the Participant’s death or Permanent Disability, then, unless the Committee determines otherwise, the Participant shall forfeit all unvested RSUs (and all unvested Dividend Equivalents accrued thereon) as of the date of such termination of employment. A “termination of employment” occurs, for purposes of the RSUs, when a Participant is no longer an employee of the Company or any of its Subsidiaries for any reason, including, without limitation, a reduction in force, a sale or divestiture or shut- down of the business for which the Participant works, the Participant’s voluntary resignation, the Participant’s termination with or without cause or the Participant’s retirement, death or Permanent Disability. Also, unless the Committee determines otherwise, the employment of a Participant who works for a Subsidiary shall terminate, for purposes of the RSUs, on the date on which the Participant’s employing company ceases to be a Subsidiary.
(f)Maximum Award. If the Company and its Subsidiaries achieve Minimum Threshold Performance, subject to adjustment pursuant to Section 2.1 or 2.2 hereof, and further subject to Section 1.3, the maximum number of RSUs eligible for vesting and settlement pursuant to Sections 1.2(b), 1.2(c) and 1.2(e) will be equal to 120% of the Target Award (the “Eligible RSUs”). Notwithstanding the foregoing, the Committee shall have the power and authority, in its sole and absolute exercise of negative discretion, to reduce the number of RSUs subject to the Eligible RSUs to a lesser number by taking into account the other provisions hereof and such other factors and criteria as the Committee, in its sole discretion, determines appropriate. Fractional RSUs will be rounded to the next highest whole RSU.
Section 1.3Change in Control. Notwithstanding anything to the contrary in this Certificate, the following provisions shall apply in connection with a Change in Control. Subject to the last sentence of this paragraph: (i) the treatment in connection with a Change in Control of any RSUs that are outstanding at the time of such Change in Control will depend on whether the RSUs granted under this Certificate are Assumed (as defined in Exhibit A to this Certificate) by the entity effecting the Change in Control; (ii) if the entity effecting the Change in Control Assumes the RSUs granted under this Certificate, and if the Change in Control occurs following the end of the Performance Period but prior to the RSUs becoming vested as provided in Section 1.2(b) (a “Post-Performance Period CIC”), Section 1.3(a) shall apply; (iii) if the entity effecting the Change in Control Assumes the RSUs granted under this Certificate, and if the Change in Control occurs prior to the end of the Performance Period (a “Performance Period CIC”), Section 1.3(b) shall apply; and (iv) if the entity effecting the Change in Control does not Assume the RSUs granted under this Certificate, then Section 1.3(c) shall apply. Notwithstanding the preceding sentence, Section 1.2(e) shall apply and the following provisions of this Section shall not apply if the Change in Control occurs after termination of the Participant’s employment due to death or Permanent Disability.
(a)Awards Assumed by Successor; Post-Performance Period CIC: If the RSUs granted under this Certificate that are outstanding at the time of a Post-Performance Period CIC are Assumed by the entity effecting the Change in Control, the number of RSUs that may become payable to the Participant shall be the number previously determined pursuant to Section 1.2(a) that have not already vested at the time of the Change in Control (the “Post-Performance Period CIC RSUs”) and the circumstances in which the Participant shall vest in such number of the RSUs are described in Section 1.3(a)(i). Exhibit A to this Certificate contains defined terms for the purposes of this Certificate.
(i)The Post-Performance Period CIC RSUs shall vest if the Participant remains employed through the applicable Vesting Date as set forth in Section 1.2(b) and shall be settled in accordance with Section 1.2(c). Unless clause (A), (B), or (C) below applies, all of the Post-Performance Period CIC RSUs that are outstanding at the time of the Participant’s termination of employment prior to the applicable Vesting Date shall be forfeited. Notwithstanding the preceding sentence, any Post-Performance Period CIC RSUs that have not vested pursuant to this Section 1.3(a)(i) shall vest on the first to occur of the following events between the date on which the Post-Performance Period CIC occurs and the applicable Vesting Date, and the Post-Performance Period CIC RSUs shall be settled in accordance with Section 1.2(c):
(A)the involuntary termination of the Participant’s employment for reasons other than a Termination for Cause;
(B)the Participant’s voluntary termination of employment for Good Reason (as defined in Exhibit A); or
(C)the termination of the Participant’s employment due to the Participant’s death or Permanent Disability.
(b)Awards Assumed by Successor; Performance Period CIC: If the RSUs granted under this Certificate that are outstanding at the time of a Performance Period CIC are Assumed by the entity effecting the Change in Control, the number of RSUs that may become payable to the Participant shall be determined pursuant to Section 1.3(b)(i), and the circumstances in which the Participant shall vest in such number of the RSUs are described in Section 1.3(b)(ii).

(i)Upon the occurrence of a Performance Period CIC, the number of the RSUs that may become payable to the Participant (the “Performance Period CIC RSUs”) shall be equal to the Target Award.
(ii)The Performance Period CIC RSUs shall vest if the Participant remains employed through the applicable Vesting Date as set forth in Section 1.2(b) and shall be settled in accordance with Section 1.2(c). Unless clause (A), (B) or (C) below applies, all of the Performance Period CIC RSUs that are outstanding at the time of the Participant’s termination of employment prior to the applicable Vesting Date shall be forfeited. Notwithstanding the preceding sentence, any Performance Period CIC RSUs that have not vested pursuant to this Section 1.3(b)(ii) shall vest on the first to occur of the following events between the date on which the Performance Period CIC occurs and the applicable Vesting Date, and the Performance Period CIC RSUs shall be settled in accordance with Section 1.2(c):
(A)the involuntary termination of the Participant’s employment for reasons other than a Termination for Cause;
(B)the Participant’s voluntary termination of employment for Good Reason; or
(C)the termination of the Participant’s employment due to the Participant’s death or Permanent Disability.
(c)Awards Not Assumed by Successor. Upon the occurrence of a Change in Control, any unvested RSUs outstanding at the time of the Change in Control that are not Assumed by the entity effecting the Change in Control shall immediately vest and be settled in accordance with Section 1.2(c). For purposes of this Section 1.3(c), if such Change in Control is a Performance Period CIC the number of RSUs that shall vest upon such Change in Control shall be determined in accordance with the terms of Section 1.3(b)(i).
ARTICLE II
EFFECT OF CERTAIN CORPORATE CHANGES

Section 2.1Effect of Certain Corporate Changes. Notwithstanding anything to the contrary herein, the RSUs shall be subject to the adjustment provisions set forth in Article VIII of the Plan.
Section 2.2Adjustment of Performance Goal. The Committee may adjust or modify the calculation of the Performance Goal, as it determines in its discretion to be appropriate, in accordance with Section 6.5 of the Plan. Adjustments made by the Committee shall be conclusive and binding on all persons for all purposes.

ARTICLE III
MISCELLANEOUS

Section 3.1No Rights to Grants or Continued Employment. Neither the Terms and Conditions nor any action taken in accordance with such documents shall confer upon the Participant any right to be employed by or to continue in the employment of the Company or any Subsidiary, or to receive any future awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate the Participant’s employment at any time for any reason.
Section 3.2Taxes. The Company or a Subsidiary, as appropriate, shall be entitled to withhold from any RSUs that vest and from any payment (including payment of accrued dividends) made with respect to the RSUs or otherwise under the Plan to the Participant or the Participant’s estate or any permitted transferee, an amount sufficient to satisfy any Tax-Related Items. Unless otherwise determined by the Committee (or a subcommittee thereof), in its sole discretion, the Company shall, in order to satisfy such Tax-Related Items, (a) in connection with the vesting of any RSUs, retain a portion of the shares of Common Stock that would otherwise be paid, and (b) in connection with the payment any accrued Dividend Equivalents, retain a portion of the shares of Common Stock that would otherwise be paid. As a condition to receiving this grant of RSUs, the Participant has agreed to the foregoing actions to satisfy such Tax-Related Items.
Section 3.3Stockholder Rights; Unsecured Creditor Status. The grant of RSUs shall not entitle the Participant, the Participant’s estate, or any permitted transferee or beneficiary to any rights of a holder of shares of Common Stock, prior to the time that the Participant, the Participant’s estate, or any permitted transferee or beneficiary is registered on the books and records of the Company as a stockholder with respect to the shares of Common Stock underlying the RSUs (or, where the shares are permitted to be held in “street” name by a broker designated by the Participant, the Participant’s estate, or any permitted transferee or beneficiary, until such broker has been so registered). Except as set forth above under Section 1.2(d) and unless otherwise determined by the Committee in its discretion, no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Common Stock for which the record date is prior to the date on which the Participant, the Participant’s estate, or any permitted transferee or beneficiary (or broker for any of the following, if applicable) shall become the registered or beneficial holder of such shares of Common Stock. RSUs constitute unsecured and unfunded obligations of the Company. As a holder of RSUs, the Participant shall have only the rights of a general unsecured creditor of the Company.
Section 3.4No Restriction on Right of Company to Effect Corporate Changes. The Terms and Conditions shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common

Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 3.5Section 409A. The intent of the Company is that payments and distributions under these Terms and Conditions comply with Section 409A and, accordingly, to the maximum extent permitted, these Terms and Conditions shall be interpreted to be in compliance therewith. Notwithstanding anything herein to the contrary, if the Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A), then any portion of any of the Participant’s RSUs that constitutes deferred compensation within the meaning of Section 409A and is payable or distributable upon the Participant’s separation from service shall not be made or provided prior to the earlier of (a) the six-month anniversary of the date of the Participant’s separation from service or (b) the date of Participant’s death (the “Delay Period”). All payments and distributions delayed pursuant to this Section 3.5 shall be paid or distributed to the Participant within thirty (30) days following the end of the Delay Period, subject to the satisfaction of Tax-Related Items, and any remaining payments and distributions due thereafter under these Terms and Conditions shall be paid or distributed in accordance with the dates specified for them herein. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on the Participant with respect to Section 409A.
Section 3.6Interpretation. In the event of any conflict between the provisions of the Certificate (including the definitions set forth herein) and those of the Plan, the provisions of the Plan will control.
Section 3.7Breach of Covenants. In the event that (a) the Participant is party to an employment agreement or other agreement with the Company or one of its Subsidiaries containing restrictive covenants relating to non-competition, non-solicitation of employees, customers and/or suppliers, confidential information or proprietary property, and (b) the Committee makes a good faith determination at any time that the Participant has committed a material breach of any of such restrictive covenants during the one year period after termination of the Participant’s employment with the Company or a Subsidiary (regardless of the circumstances of the Participant’s termination of employment), then (i) the Participant will be required to return to the Company all shares of Common Stock received by him or her as a result of the vesting of the RSUs during the one year period prior to such breach and any cash payment of related accrued Dividend Equivalents; provided, however, to the extent that any such shares of Common Stock were sold by the Participant, the Participant shall remit to the Company any proceeds realized on the sale of such shares of Common Stock, whether such sale occurred during the one year period prior to such breach or any time after such breach occurs, and (ii) notwithstanding any provision of the Certificate or any other agreement between the Company and the Participant, including any agreement referenced in Section 1.2(e) hereof, under no circumstances will any unvested RSUs vest following the Committee’s determination that the Participant has committed a material breach.

Section 3.8Entire Agreement. Except to the extent provided in an employment agreement which is approved by the Committee or which is executed by an elected officer of the Company, at the level of the Company’s Executive Vice President, Chief Human Resources Officer or above, the Terms and Conditions constitute the entire understanding and agreement between the Company and the Participant with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Company and the Participant with respect hereto. The express terms of the Terms and Conditions control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
Section 3.9Governmental Regulations. The RSUs shall be subject to all applicable rules and regulations of governmental or other authorities.
Section 3.10Headings. The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Terms and Conditions.
Section 3.11Electronic Delivery. The Company may, in its sole discretion, deliver any documents, including, without limitation, the Terms and Conditions, related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Section 3.12Severability. The provisions of the Certificate are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.
Section 3.13Governing Law. The Terms and Conditions and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Maryland. For purposes of litigating any dispute that arises under this RSU grant or these Terms and Conditions, the parties hereby submit and consent to the jurisdiction of the State of New York, agree that such litigation shall be conducted in the courts of New York, New York, or the federal courts for the United States for the Southern District of New York, where this grant is made and/or to be performed.
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The Participant will be deemed to have agreed to these Terms and Conditions, unless he or she provides the Company with a written notice of rejection within thirty (30) days of receipt of these Terms and Conditions. Any such notice may be addressed to the Company at the following email address: OutfrontMediaStockAdministrator@outfrontmedia.com.

Exhibit A to the
OUTFRONT Media Inc.
Terms and Conditions to the Restricted Share Units Certificate
(Performance-Based with Time-Vesting)
This Exhibit A is attached to and forms a part of the Certificate. Solely for the purposes of the Certificate, the following terms shall be defined as follows:
(A)    An award of RSUs shall be considered “Assumed” in connection with a Change in Control if each of the following conditions is met:
(1)    the award of RSUs is converted into a replacement award that preserves the value of such award at the time of the Change in Control;
(2)    the replacement award contains provisions for scheduled vesting and treatment on termination of employment (including the definitions of Termination for Cause and Good Reason) that are no less favorable to the Participant than as set forth in this Certificate, and all other terms of the replacement award (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, those set forth in this Certificate; and
(3)    the security represented by the replacement award, if any, is of a class that is publicly held and widely traded on an established stock exchange.
(B)    “Change in Control” means the occurrence of any of the following events:
(1)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity (the “Voting Power”); provided, however, that the following acquisitions will not be deemed to result in a Change in Control: (a) any acquisition directly from the Company; (b) any acquisition by the Company; (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (d) any acquisition by any Person pursuant to a transaction that complies with clauses (a), (b) and (c) of clause (C)(3) below; or
(2)    individuals who, as of the Date of Grant, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability)

to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Date of Grant, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(3)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the Voting Power, (b) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or
(4)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(C)    “Good Reason” has the meaning set forth in the Participant’s employment, change in control, or severance agreement, as applicable (in that order), or otherwise means with respect to the Participant and without the Participant’s express written consent, the occurrence of any one or more of the following at any time during the Participant’s employment with the Company or any Subsidiary by virtue of management outsourcing or otherwise:
(1)    a significant adverse change in the nature or scope of the Participant’s authorities, powers, functions, responsibilities or duties attached to the Participant’s position with the Company and any Subsidiary;
(2)    a material reduction in the aggregate of the Participant’s annual base salary and target bonus;
(3)    any change of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment as of the commencement of the date hereof; or
(4)    any failure of the Company to pay the Participant any compensation when due (other than an inadvertent failure that is remedied within ten business days after receipt of written notice from the Participant) .
Notwithstanding the foregoing, no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (z) the effective date of the termination for Good Reason occurs no later than ten (10) days after the cure period specified in clause (y) above.
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